UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 10, 2026

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 10, 2026, Ironwood Pharmaceuticals, Inc. (the “Company”) notified Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Agent”), under the Credit Agreement, dated May 21, 2023, as amended by Amendment No. 1 to Credit Agreement, dated September 27, 2024 (the “Amended Credit Agreement,” and collectively, the “Credit Agreement”), by and among the Company, as borrower, the Agent and the other agents, lenders and letter of credit issuers parties thereto, that the Company satisfied the liquidity conditions set forth in the definition of “Maturity Date” in the Credit Agreement. Accordingly, the maturity date for the revolving credit facility provided under the Credit Agreement remains December 31, 2028, subject to the other terms and conditions of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: March 11, 2026	By:	/s/ Gregory Martini
Name: Gregory Martini
Title: Senior Vice President, Chief Financial Officer